Securities and Exchange Commission
                             Washington, D.C. 20549




                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 11, 2001

                      ProHealth Medical Technologies, Inc.
             (Exact name or registrant as specified in its charter)

        Nevada                     2-90519                    59-2262718
    (State of               (Commission File No.)       (I.R.S. Employer
   incorporation)                                        Identification No.)


                       211 West Wall, Midland, Texas 79701
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (915) 682-1761

Item 1. Changes in Control of Registrant

On October 22, 1999, the Company executed two Agreements and Plans of Reorganization (the "Agreements") whereby the Company was to simultaneously acquire two private entities. The Agreements were mutually contingent upon the complete closing of each acquisition. Pending closing, the entities continued to operate as separate businesses.

In anticipation of the closing of these transaction and in accordance with the Agreements the Company convened a Board of Directors Meeting on October 22, 1999 and changed the name from DCC Acquisition Corp to ProHealth Medical Technologies, Inc. and approved and enacted a 1:10 reverse split of its Common Stock $.0001 par value with fractional shares rounded up to the nearest whole share. As a result of the private entity's inability to fulfill its obligations under its agreement with the Company, the closing of the acquisitions did not take place as planned.

In January 2001 the former officers and directors of the Company reached an agreement with the parties to the Agreements to recognize the failure of the merger and agreed to return as Management of the Company. All books and records were returned to the former management of the Company and the companies mutually released and discharged each other with regard to the failed transaction.

Pursuant to the rescission agreement, all shares issued pursuant to the Agreements were rescinded and returned to the Company's treasury, and the Company appointed Glenn A. Little as President and Director and Matthew Blair as Secretary and Director.

Item 4. Changes in Registrant's Certifying Accountant

On December 15, 1999, the Company filed a Form 8-K disclosing the resignation of the Company's then independent certified public accounting firm, S.W. Hattield, CPA(Hatfield). This document announced the appointment of Wrabel & Company to be the successor firm. Although interviews with Wrabel & Company took place the Company never executed an engagement letter with Wrabel & Company and the disclosure by former management of the engagement was premature. Wragel & Company preformed no services of any type for the Company between December 15, 1999 and the date of this report.

On April 6, 2001, as a result of the change in control of the Company, S.W. Hatfield CPA accepted reappointment as the Company's independent certified public accounting firm to audit the Company's financial statements beginning with the year ending December 31, 1999 and to review the Company's quarterly filings beginning with the quarter ended March 31, 2000.

Between the period of December 15, 1999 and April 6, 2001, the Company held no discussions with S.W. Hatfield, CPA on any matter of accounting principals or practices, financial statement disclosure or accounting scope or procedure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 11, 2001

ProHealth Medical Technologies, Inc



By: /s/ Glenn A. Little
  ----------------------------
   Glenn A. Little,  President